==============================================================================

                             Jefferies Group, Inc.,

                                           Issuer

                                      and

                             The Bank of New York,

                                          Trustee

                               __________________





                                   INDENTURE





                           Dated as of April 28, 1994





                              ___________________



                                  $50,000,000

                          8 7/8% Senior Notes due 2004


==============================================================================

                             CROSS-REFERENCE TABLE
                             ---------------------


  TIA                                                            Indenture
Section                                                           Section
- -------                                                          ---------
  310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . .       7.10
     (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .       7.10
     (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . .       7.10
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.08;
                                                                      7.10
                                                                     12.02;
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
  311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.11
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.11
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
  312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.05
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .      12.03
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .      12.03
  313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06
     (b)(1)   . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (b)(2)   . . . . . . . . . . . . . . . . . . . . . . . . .       7.06;
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06;
                                                                     12.02
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06
  314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.08;
                                                                     12.02
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . . .       2.02;
                                                                      7.02;
                                                                     12.04;
     (c)(2)   . . . . . . . . . . . . . . . . . . . . . . . . .       7.02;
                                                                     12.04
     (c)(3)   . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . .      12.05
     (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
  315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.01(b)
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.05;
                                                                      7.06;
                                                                     12.02
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.01(a)
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.08;
                                                                      6.12;
                                                                      7.01(c)
     (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.13
  316(a)(last sentence) . . . . . . . . . . . . . . . . . . . .       2.09

  TIA                                                            Indenture
Section                                                           Section
- -------                                                          ---------
     (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . .    6.11
     (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . .    6.12
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.13;
                                                                     6.08
  316(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.01
  317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.03
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . .    6.04
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.04
  318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12.01

___________

N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS
                               -----------------

                                                                                                  Page
                                                                                                  ----
                                               ARTICLE I.

                             DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.02.  Incorporation by Reference of TIA  . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 1.03.  Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                              ARTICLE II.

                                            THE SECURITIES

SECTION 2.01.  Forms and Dating.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 2.02.  Execution and Authentication . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 2.03.  Registrar, Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 2.04.  Paying Agent to Hold Assets in Trust . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 2.05.  Securityholder Lists . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 2.06.  Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 2.07.  Replacement Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 2.08.  Outstanding Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 2.09.  Treasury Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 2.10.  Temporary Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 2.11.  Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 2.12.  Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 2.13.  CUSIP Numbers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                             ARTICLE III.

                                              REDEMPTION

SECTION 3.01.  Right of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 3.02.  Notices to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 3.03.  Selection of Securities to Be Redeemed . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 3.04.  Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 3.05.  Effect of Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 3.06.  Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 3.07.  Securities Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                                              ARTICLE IV.

                                               COVENANTS

SECTION 4.01.  Payment of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 4.02.  Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 4.03.  Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 4.04.  Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 4.05.  Compliance Certificate; Notice of Default  . . . . . . . . . . . . . . . . . . . .  30
SECTION 4.06.  SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 4.07.  Waiver of Stay, Extension or Usury Laws. . . . . . . . . . . . . . . . . . . . . .  31
SECTION 4.08.  Limitation on Transactions with Affiliates . . . . . . . . . . . . . . . . . . . .  32

SECTION 4.09.  Limitation on Incurrences of Long-Term
               Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
SECTION 4.10.  Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
SECTION 4.11.  Delivery of Certain Information . . . . . . . . . . . . . . . . . . . . . . . . .   34


                                               ARTICLE V.

                                        SUCCESSOR CORPORATION

SECTION 5.01.  When Company May Merge, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 5.02.  Successor Corporation Substituted  . . . . . . . . . . . . . . . . . . . . . . . .  35

                                               ARTICLE VI.

                                    EVENTS OF DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 6.02.  Acceleration of Maturity Date; Rescission
               and Annulment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 6.03.  Collection of Indebtedness and Suits for
               Enforcement by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 6.04.  Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 6.05.  Trustee May Enforce Claims Without
               Possession of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 6.06.  Priorities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 6.07.  Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 6.08.  Unconditional Right of Holders to Receive
               Principal, Premium and Interest. . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 6.09.  Rights and Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 6.10.  Delay or Omission Not Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 6.11.  Control by Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 6.12.  Waiver of Past Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 6.13.  Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 6.14.  Restoration of Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . .  43

                                              ARTICLE VII.

                                                TRUSTEE

SECTION 7.01.  Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 7.02.  Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 7.03.  Individual Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 7.04.  Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 7.05.  Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 7.06.  Reports by Trustee to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 7.07.  Compensation and Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 7.08.  Replacement of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 7.09.  Successor Trustee by Merger, Etc.  . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 7.10.  Eligibility; Disqualification. . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 7.11.  Preferential Collection of Claims  . . . . . . . . . . . . . . . . . . . . . . . .  49

                                             ARTICLE VIII.

                                      SATISFACTION AND DISCHARGE

SECTION 8.01.  Satisfaction, Discharge of the Indenture and
               Defeasance of the Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 8.02.  Termination of Obligations Upon Cancellation
               of the Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 8.03.  Survival of Certain Obligations  . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 8.04.  Acknowledgment of Discharge by Trustee . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 8.05.  Application of Trust Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 8.06.  Repayment to the Company.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 8.07.  Reinstatement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

                                              ARTICLE IX.

                                 AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Supplemental Indentures Without Consent
               of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 9.02.  Amendments, Supplemental Indentures and
               Waivers with Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 9.03.  Compliance with TIA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 9.04.  Revocation and Effect of Consents  . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 9.05.  Notation on or Exchange of Securities  . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 9.06.  Trustee to Sign Amendments, Etc  . . . . . . . . . . . . . . . . . . . . . . . . .  57

                                               ARTICLE X.

                                     MEETINGS OF SECURITYHOLDERS

SECTION 10.01.  Purposes for Which Meetings May Be Called . . . . . . . . . . . . . . . . . . . .  57
SECTION 10.02.  Manner of Calling Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 10.03.  Call of Meetings by Company or Holders  . . . . . . . . . . . . . . . . . . . . .  58
SECTION 10.04.  Who May Attend and Vote at Meetings . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 10.05.  Regulations May Be Made by Trustee;
                Conduct of the Meeting; Voting Rights;
                Adjournment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 10.06.  Voting at the Meeting and Record to Be Kept . . . . . . . . . . . . . . . . . . .  59
SECTION 10.07.  Exercise of Rights of Trustee or
                Securityholders May Not Be Hindered
                or Delayed by Call of Meeting . . . . . . . . . . . . . . . . . . . . . . . . . .  60

                                              ARTICLE XI.

                                     RIGHT TO REQUIRE REPURCHASE

SECTION 11.01.  Repurchase of Securities at Option of
                the Holder Upon Change of Control . . . . . . . . . . . . . . . . . . . . . . . .  60

                                 ARTICLE XII.

                                 MISCELLANEOUS

SECTION 12.01.  TIA Controls  . . . . . . . . . . . . . . . . . . . . . . . 62
SECTION 12.02.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . 63
SECTION 12.03.  Communications by Holders with Other Holders  . . . . . . . 64
SECTION 12.04.  Certificate and Opinion as to Conditions
                Precedent . . . . . . . . . . . . . . . . . . . . . . . . . 64
SECTION 12.05.  Statements Required in Certificate or Opinion . . . . . . . 64
SECTION 12.06.  Rules by Trustee, Paying Agent, Registrar . . . . . . . . . 65
SECTION 12.07.  Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . 65
SECTION 12.08.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . 65
SECTION 12.09.  No Adverse Interpretation of Other Agreements . . . . . . . 65
SECTION 12.10.  No Recourse against Others  . . . . . . . . . . . . . . . . 66
SECTION 12.11.  Successors. . . . . . . . . . . . . . . . . . . . . . . . . 66
SECTION 12.12.  Duplicate Originals.  . . . . . . . . . . . . . . . . . . . 66
SECTION 12.13.  Severability. . . . . . . . . . . . . . . . . . . . . . . . 66
SECTION 12.14.  Table of Contents, Headings, Etc. . . . . . . . . . . . . . 66


Form of Note  . . . . . . . . . . . . . . . . . . . . . . . . . . .  Exhibit A

Certificate to be Delivered Upon Exchange or Registration
  of Transfer of Notes  . . . . . . . . . . . . . . . . . . . . . .  Exhibit B

Transferee Letter of Representations  . . . . . . . . . . . . . . .  Exhibit C

Form of Certificate to Be Delivered in Connection with Transfers
  Pursuant to Regulation S  . . . . . . . . . . . . . . . . . . . .  Exhibit D

                 INDENTURE, dated as of April 28, 1994, between Jefferies Group, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee").

                 Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 8 7/8% Senior Notes due 2004:


                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                 SECTION 1.01.    Definitions.

                 "Acquired Debt" means, with respect to any specified Person:
(i) Long-Term Indebtedness of any other Person existing at the time such other Person merged with or into such specified Person, including Long-Term Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into such specified Person and (ii) Long-Term Indebtedness encumbering any asset acquired by such specified Person.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                 "Affiliate Transaction" shall have the meaning specified in
Section 4.08.

                 "Agent" means any Registrar, Paying Agent or co-Registrar.

                 "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                 "Board of Directors" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

                 "Board Resolution" means, with respect to any person, a duly adopted resolution of the Board of Directors of such person.

                 "Business Day" means a day that is not a Legal Holiday.

                 "Capital Lease Obligation" means, at any time any determination thereof is made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

                 "Capital Stock" means any and all shares, interests, participations, rights or the equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

                 "Certificated Notes" has the meaning assigned to such term in
Section 2.01.

                 "Change of Control" means any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) becomes the "beneficial owner" (as the term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power entitled to vote in the election of directors of the Company; provided, however, that a Change of Control shall not be deemed to have occurred (i) as a result of the formation of such a "group" or the acquisition of shares of Capital Stock of the Company by such group if such group includes existing Affiliates and/or persons who beneficially own in the aggregate, as of the date of the Indenture, 20% or more of the outstanding shares of Capital Stock of the Company on the date of the Indenture or (ii) by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any other person holding Capital Stock of the Company for or pursuant to the terms of any such employee benefit plan, becoming a beneficial owner, directly or indirectly, of more than 50% of the total voting power entitled to vote in the election of directors of the Company.

                 "Change of Control Notice" shall have the meaning specified in
Section 11.01.

                 "Change of Control Offer" shall have the meaning specified in
Section 11.01.

                 "Change of Control Payment Date" shall have the meaning specified in Section 11.01.

                 "Change of Control Purchase Price" shall have the meaning specified in Section 11.01.

                 "Change of Control Put Date" shall have the meaning specified in Section 11.01.

                 "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means such successor.

                 "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its Consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

                 "Consolidated Net Worth Ratio" means, with respect to any Person as of the date of calculation, the ratio of (i) the Long-Term Indebtedness of such person and its Consolidated Subsidiaries as of such date to (ii) Consolidated Net Worth of such person as of such date.

                 "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

                 "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                 "Default" means any event that is or with the passage of time or the giving of notice both would be an Event of Default.

                 "Depository" means The Depository Trust Company, its nominees and successors.

                 "Disqualified Stock" means any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the final date of maturity of the Notes.

                 "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                 "Event of Default" shall have the meaning specified in Section 6.01.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                 "Exchange Offer" has the meaning ascribed to such term in the Registration Rights Agreement.

                 "Existing Indebtedness" means Indebtedness of the Company in existence on the date of the execution of this Indenture.

                 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Standards Board or in such other statements by such the entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

                 "Global Note" shall have the meaning assigned to such term in
Section 2.01.

                 "Guaranty" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                 "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under interest rate swap agreements, interest rate cap agreements, and interest rate collar agreements, and other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                 "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

                 "incur" shall have the meaning specified in Section 4.09.

                 "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures of similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guaranty of any indebtedness of such Person or any other Person.

                 "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                 "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                 "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

                 "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in forms of loans (including a Guaranty), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                 "Issue Date" means the date of first issuance of the Securities under this Indenture.

                 "Legal Holiday" shall have the meaning provided in Section
12.07.

                 "Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.06.

                 "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law.

                 "Long-Term Indebtedness" means, with respect to a Person as of any date, the aggregate amount of Indebtedness which is characterized as long-term indebtedness on the balance sheet of such Person in accordance with GAAP.

                 "Material Subsidiary" means (i) any Subsidiary of the Company which at December 31, 1993, was a Significant Subsidiary or any successor to such Subsidiary and (ii) any other Subsidiary of the Company or any of its Subsidiaries if the Company's or any of its Subsidiaries' Investments in such Subsidiary at the date of determination thereof, represent 20% or more of the Company's Consolidated Net Worth as of such date; provided, however, that clause (ii) shall not include any Subsidiary if, at the time that it became a Subsidiary, the Company contemplated commencing a voluntary case or proceeding under the Bankruptcy Law with respect to such Subsidiary.

                 "Maturity Date," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity, Change of Control Payment Date or by declaration of acceleration, call for redemption or otherwise.

                 "Minimum Net Capital Amount" means, as of any date, the product of (i)(x) the total minimum Net Capital required by Rule 15c3- 1 under the Exchange Act to be maintained by the Company less (y) the portion of such total minimum Net Capital required as a result of underwriting activities by Jefferies & Company, Inc. and (ii) 150%.

                 "Net Capital" shall have the meaning set forth in Rule 15c3-1 under the Exchange Act.

                 "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

                 "Notes" or "Securities" means, prior to the Exchange Offer, the Original Notes and, after the Exchange Offer, the Original Notes (if any) and the Series B Notes, in each case, as amended or modified from time to time in accordance with the terms hereof, issued under this Indenture.

                 "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                 "Officer" means, with respect to the Company, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

                 "Officers' Certificate" means, with respect to the Company, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and otherwise complying with the requirements of Sections 12.04 and 12.05.

                 "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 12.04 and 12.05. Unless otherwise required by the Trustee, the counsel may be outside counsel to the Company.

                 "Original Notes" means the 8 7/8% Senior Notes due 2004, as amended and supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                 "Paying Agent" shall have the meaning specified in Section
2.03.

                 "Permitted Liens" means (a) Liens in favor of the Company; (b) Liens on any shares of Voting Stock of any corporation existing at the time such corporation becomes a Material Subsidiary of the Company (and any extensions, renewals or replacements thereof); (c) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other Obligations of a like nature incurred in the ordinary course of business; and (d) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, that any reserve or appropriate provision as shall be required in conformity with GAAP shall have been made therefor.

                 "Person or person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                 "principal" of any Indebtedness (including the Securities) means the principal of such Indebtedness plus any applicable premium, if any, on such Indebtedness.

                 "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                 "Purchase Agreement" means the Purchase Agreement by and among the Company and the Purchasers, dated as of the date hereof, providing for the several purchases of the Securities.

                 "Purchasers" means the Purchasers named on the execution pages attached to the Purchase Agreement.

                 "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                 "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

                 "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article Three of this Indenture and Paragraph 5 of the form of Security.

                 "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption set forth in Paragraph 5 of the form of Security, which shall include in each case accrued and unpaid interest with respect to such security.

                 "Refinancing Indebtedness" means Indebtedness (a) issued in exchange for, or the proceeds from the issuance and sale of which are used to substantially concurrently repay, redeem, decrease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness in a principal amount not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount of the Indebtedness so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accredited value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that Refinancing Indebtedness shall (x) not have a Weighted Average Life to Maturity shorter than the Indebtedness to be so refinanced at the time of such Refinancing, (y) in all respects, be no less subordinated, if applicable, to the rights of Holders pursuant to the Securities than was the Indebtedness to be Refinanced and (z) has no scheduled installment of principal earlier than any installment of principal of the Indebtedness to be so refinanced scheduled to come due prior to the final maturity of the Securities; and provided further that, any Existing Indebtedness or new Indebtedness of the Company that becomes Refinancing Indebtedness shall remain an Obligation of the Company.

                 "Registrar" shall have the meaning specified in Section 2.03.

                 "Registration Rights Agreement" means the Registration Rights Agreement by and among the Company and the Purchasers, dated as of the date hereof.

                 "Regulation S" means Regulation S under the Securities Act.

                 "Restricted Security" means a Security, unless or until it has been (i) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it, (ii) distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act and (iii) exchanged for a Series B Note pursuant to the Registration Rights Agreement.

                 "Rule 144A" means Rule 144A under the Securities Act.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                 "Series B Notes" means the Series B 8 7/8% Senior Notes due 2004 to be issued pursuant to this Indenture in connection with the offer to exchange such Series B 8 7/8% Senior Notes due 2004 for Original Notes that may be made by the Company pursuant to the Registration Rights Agreement.

                 "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulations S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

                 "Stated Maturity" when used with respect to any Security, means May 1, 2004.

                 "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                 "Surviving Person" shall have the meaning specified in Section 5.01.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb) as in effect on the date of the execution of this Indenture, except as provided in Section 9.03.

                 "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                 "Trust Officer" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, secretary, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

                 "U.S. Government Obligations" means direct noncallable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

                 "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                 "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                 "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of each Indebtedness.

                 "W&D" means W & D Securities, Inc., a Delaware corporation.

                 SECTION 1.02.  Incorporation by Reference of TIA.

                 Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "Commission" means the SEC.

                 "indenture securities" means the Securities.

                 "indenture securityholder" means a Holder or a Securityholder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the indenture securities means the Company and any other obligor on the Securities.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

                 SECTION 1.03.  Rules of Construction.

                 Unless the context otherwise requires:

                          (1)     a term has the meaning assigned to it;

                          (2)     an accounting term not otherwise defined has
the meaning assigned to it in accordance with GAAP;

                          (3)     "or" is not exclusive;

                          (4)     words in the singular include the plural, and
words in the plural include the singular;

                          (5)     provisions apply to successive events and
transactions;

                          (6)     "herein," "hereof" and other words of similar
import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                          (7)     references to Sections or Articles means
reference to such Section or Article in this Indenture, unless stated otherwise.


                                  ARTICLE II.

                                 THE SECURITIES

                 Section 2.01.    Forms and Dating.

                 The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

                 The terms and provisions contained in the form of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                 Certain of the Notes offered and sold in reliance on Rule 144A shall be issued in the form of one or more permanent global Notes (the "Global Note") in registered form, substantially in the form set forth in Exhibit A attached hereto (including footnotes 1 and 2), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

                 Notes offered and sold in reliance on any the exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Notes (the "Certificated Notes") in registered form in substantially the form set forth in Exhibit A attached hereto (excluding certain language in accordance with footnotes 1 and 2). Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of Certificated Notes in registered form in substantially the form set forth in Exhibit A.

                 SECTION 2.02.  Execution and Authentication.

                 Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Securities for the Company by manual or facsimile signature.

                 If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

                 A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security, but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

                 The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $50,000,000 upon a written order of the Company. Such order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $50,000,000 except as provided in Section 2.07. Upon the written order of the Company, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

                 The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company or any of their respective Subsidiaries.

                 Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

                 SECTION 2.03.  Registrar, Paying Agent and Depository.

                 The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as its own Registrar or Paying Agent, except that, for the purposes of Articles Three (including paragraph 5 of the Notes), Eight, and Eleven neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent,and the Trustee hereby initially agrees so to act.

                 The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

                 The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes.

                 SECTION 2.04.  Paying Agent to Hold Assets in Trust.

                 The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Securities) in making any such payment.
If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

                 SECTION 2.05.  Securityholder Lists.

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

                 SECTION 2.06.  Transfer and Exchange.

                 (a) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented by a Holder to the Registrar with a request:

                          (x) to register the transfer of the Certificated Notes; or

                          (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar shall register the transfer to make the exchange as requested if its requirements for such transactions are met; provided, however, that the Certificated Notes presented or surrendered for register of transfer or exchange:

                 (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

                 (ii) in the case of a Certificated Note that is a Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                          (A)     if such Restricted Security is being
                                  delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                          (B)     if such Restricted Security is being
                                  transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) (and, if the Company so requests, an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer pursuant to Rule 144 is in compliance with the Securities Act); or

                          (C)     if such Restricted Security is being
                                  transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

                 (b) Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                          (i) if such Certificated Note is a Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Certificated Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                          (ii) whether or not such Certificated Note is a Restricted Security, written instructions from the Holder thereof directing the Trustee to make an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note;

in which case the Trustee shall cancel such Certificated Note and cause, in accordance with the standing instructions and procedures existing between the Depository and the Trustee, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

                 (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

                 (d) Transfer of a Beneficial Interest in a Global Note for a Certificated Note.

                          (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Certificated Note. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                                  (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

                                  (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) (and, if the Company so requests, an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer pursuant to Rule 144 is in compliance with the Securities Act); or

                                  (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee shall, in
                                  accordance with the standing instructions and procedures existing between the Depository and the Trustee, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

                          (ii) Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered.

                 (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred except as a whole (i) by the Depository to a nominee of the Depository or (ii) by a nominee of the Depository to the Depository or another nominee of the Depository or (iii) by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                 (f) Authentication of Notes in Absence of Depository. If at any time:

                          (i) the Depository for the Global Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                          (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture,

then the Company shall execute, and the Trustee, upon receipt of a written order of the Company requesting the authentication and delivery of Certificated Notes, shall authenticate and deliver, Certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

                 (g)      Legends.

                 (i) Except as permitted by the following paragraphs (ii) and (iii), each Note certificate evidencing Global Notes and Certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (A)(2), (A)(3) OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION

                          REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE.

                 (ii) Upon any sale or transfer of a Restricted Security (including any Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                          (A) in the case of any Restricted Security that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange (in accordance with Section 2.06(a)) such Restricted Security for a Certificated Note that does not bear the legend set forth in
                                  (i) above and rescind any restriction on the transfer of such Restricted Security; and

                          (B) in the case of any Restricted Security represented by a Global Note, such Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of
                                  Section 2.06(c) and (e) hereof; provided, however, that with respect to any request for an exchange of a Restricted Security that is represented by a Global Note for a Certificated Note that does not bear the first legend set forth in (i) above, which request is made in reliance upon Rule 144, such exchange shall be made in accordance with Section 2.06(d) and the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

             (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with
                          Section 2.02 hereof, the Trustee shall authenticate Series B Notes in exchange for Original Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the first legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Original Notes is either (A) a broker-dealer who purchased such Original Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a person participating in the distribution of the Original Notes or (C) a person who is an affiliate (as defined in Rule 144A) of the Company.

                 (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have either been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

                 (i)      General Provisions Relating to Transfers and
Exchanges.

                          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's request.

                          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.01, 9.05 and 11.01 hereto).

                          (iii)   The Registrar shall not be required:

                                  (A)      to register the transfer of or to
                                           exchange Notes for a period of 15
                                           Business Days before mailing of a
                                           notice of a Change of Control Offer
                                           or redemption pursuant to Article
                                           Three hereof; or

                                  (B)      to register the transfer of or to
                                           exchange any Note so selected for
                                           redemption in whole or in part,
                                           except the unredeemed portion of any
                                           Note being redeemed in part; or

                                  (C)      to register the transfer of or to
                                           exchange a Note between a Record Date
                                           and the next succeeding Interest
                                           Payment Date.

                          (iv) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

                          (v)     The Company shall not be required:

                                  (A)      to issue, to register the transfer
                                           of or to exchange Notes for a period
                                           of 15 Business Days before mailing
                                           of a notice of a Change of Control
                                           Offer or redemption pursuant to
                                           Article Three hereof; or

                                  (B)      to register the transfer of or to
                                           exchange any Note so selected for
                                           redemption in whole or in part,
                                           except the unredeemed portion of any
                                           Note being redeemed in part; or

                                  (C)      to register the transfer of or to
                                           exchange a Note between a Record
                                           Date and the next succeeding
                                           Interest Payment Date.

                          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                          (vii) The Trustee shall authenticate Certificated Notes and Global Notes upon receipt of an Officers' Certificate instructing it to do so.

                          (viii) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

                          (ix) In the case of a transfer of Securities to an Institutional Accredited Investor which is not a QIB, the proposed transferee shall deliver to the Registrar a certificate substantially in the form of Exhibit C hereto and in the case of a transfer to a Non-U.S. Person pursuant to Regulation S, the proposed transferor shall deliver to the Registrar a certificate substantially in the form of Exhibit D hereto.

                 (j) Exchange of Original Notes for Series B Notes. The Original Notes may be exchanged for Series B Notes pursuant to the terms of the Exchange Offer. The Trustee and Registrar shall make the exchange as follows:

                 (i) the Company shall present the Trustee with an Officers' Certificate certifying the following:

                          (A) upon issuance of the Series B Notes, the transactions contemplated by the Exchange Offer have been consummated; and

                          (B) the principal amount at maturity of Original Notes properly tendered in the Exchange Offer which are represented by a Global Note and the principal amount at maturity of Original Notes properly tendered in the Exchange Offer which are represented by Certificated Notes (together with such Certificated Notes), the name of each Holder of such Certificated Notes, the principal amount at maturity properly tendered in the Exchange Offer by each such Holder and the name and address to which Certificated Notes for Series B Notes shall be registered and sent for each such Holder.

                          (ii) The Trustee, upon receipt of such Officers' Certificate, an Opinion of Counsel that the Series B Notes have been registered under
                                  Section 5 of the Securities Act and the
                                  Indenture has been qualified under the TIA, and a written order of the Company, shall authenticate (A) a Global Note for Series B Notes in principal amount at maturity equal to the principal amount at maturity of Original Notes represented by a Global Note indicated in such order as having been properly tendered and (B) Certificated Notes representing Series B Notes registered in the names of, and in the principal amounts at maturity indicated in such order.

                 (iii) The Trustee shall exchange such Global Note for Series B Notes and cancel the Global Note for the Original Notes pursuant to Section 2.11, or if the principal amount at maturity of the Global Note for the Series B Notes is less than the principal amount at maturity of the Global Note for the Original Notes, the Trustee shall make an endorsement on such Global Note for Original Notes indicating a reduction in the principal amount at maturity represented thereby.

                 (iv) The Trustee shall deliver Certificated Notes for Series B Notes to the Holders thereof as indicated in the Officers' Certificate described in clause (i) above.

                 SECTION 2.07.  Replacement Securities.

                 If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

                 Every replacement Security is an additional obligation of the Company.

                 SECTION 2.08.  Outstanding Securities.

                 Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.09.

                 If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to
Section 2.07.

                 If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

                 SECTION 2.09.  Treasury Securities.

                 In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company and Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that the Trustee actually knows are so owned shall be disregarded.

                 SECTION 2.10.  Temporary Securities.

                 Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

                 SECTION 2.11.  Cancellation.

                 The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall return all such cancelled Securities to the Company. Subject to Section 2.07, the Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

                 SECTION 2.12.  Defaulted Interest.

                 If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) interest on the defaulted interest, to the persons who are Holders on a subsequent Record Date (or at its option on a subsequent special record date), which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder with a copy to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                 SECTION 2.13.  CUSIP Numbers.

                 The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                  ARTICLE III.

                                   REDEMPTION

                 SECTION 3.01.  Right of Redemption.

                 Redemption of Securities, as permitted by Paragraph 5 of the Securities, shall be made in accordance with such provision and this Article Three. At its election the Company may redeem Securities, as a whole, or from time to time in part, at any time on or after May 1, 1999, in each case at the Redemption Prices specified under the caption "Redemption," in the form of Security attached hereto as Exhibit A, including accrued and unpaid interest to the Redemption Date.

                 SECTION 3.02.  Notices to Trustee.

                 If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities and this Article Three, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

                 If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

                 The Company shall give each notice to the Trustee provided for in this Section 3.02 at least 45 days before the

Redemption Date (unless a shorter notice shall be satisfactory to the Trustee); provided, however, that the Trustee shall have no liability to any Holder if it deems such shorter period satisfactory to it.

                 SECTION 3.03.  Selection of Securities to Be Redeemed.

                 If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities to be redeemed pro rata or by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable legal and stock exchange requirements.

                 The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                 SECTION 3.04.  Notice of Redemption.

                 At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                                  (1)      the Redemption Date;

                                  (2)      the Redemption Price, including the
amount of accrued and unpaid interest to be paid upon such redemption;

                                  (3)      the name, address and telephone
number of the Paying Agent;

                                  (4)      that Securities called for
redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                                  (5)      that, unless (a) the Company
defaults in its obligation to deposit U.S. Legal Tender with the Paying Agent in accordance with Section 3.06 hereof or (b) such redemption payment is prevented for any reason, interest on Securities called for redemption ceases to accrue on and after the

Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

                                  (6)      if any Security is being redeemed in
part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                                  (7)      if less than all the Securities are
to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                                  (8)      the CUSIP number of the Securities
to be redeemed; and

                                  (9)      that the notice is being sent
pursuant to this Section 3.04 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities.

                 SECTION 3.05.  Effect of Notice of Redemption.

                 Once notice of redemption is mailed in accordance with Section 3.04, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price including interest, if any, accrued and unpaid on the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

                 SECTION 3.06.  Deposit of Redemption Price.

                 On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) U.S. Legal Tender sufficient to pay the Redemption Price of, including accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the

Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company.

                 If the Company complies with the preceding paragraph and the other provisions of this Article Three and payment of the Securities called for redemption is not prevented for any reason, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph and the other provisions of this Article Three, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.01 hereof and the Security.

                 SECTION 3.07.  Securities Redeemed in Part.

                 Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.


                                  ARTICLE IV.

                                   COVENANTS

                 SECTION 4.01.  Payment of Securities.

                 The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal, premium, if any, or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on that date, U.S. Legal Tender in immediately available funds deposited and designated for and sufficient to pay the installment.

                 The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

                 SECTION 4.02.  Maintenance of Office or Agency.

                 The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the

Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

                 The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the principal corporate trust office of the Trustee as such office of the Company.

                 SECTION 4.03.  Corporate Existence.

                 Subject to Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries, any such existence, right or franchise, if (a) the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

                 SECTION 4.04.  Payment of Taxes and Other Claims.

                 The Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or properties and assets of the Company or any of its Subsidiaries and (ii) all lawful claims, whether for labor, materials, supplies, service or anything else, which have become due and payable at which by law have or may become a Lien upon the property and assets of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

                 SECTION 4.05.    Compliance Certificate; Notice of Default.

                          (a)     The Company shall deliver to the Trustee
within 120 days after the end of its fiscal year an Officers' Certificate (one of the signatories of which shall be the Company's principal executive officer, principal financial officer or principal accounting officer) complying with
Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture (all without regard to periods of grace (other than the periods set forth in Section 6.01 (vii) and (viii), which shall be deemed fulfilled unless and until the expiration of such periods) or notice requirements) and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

                          (b)     So long as not contrary to the then current
recommendations of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 120 days after the end of each of its fiscal years a written report of a firm of independent certified public accountants with an established national reputation stating that in conducting their audit for such fiscal year, nothing has come to their attention that caused them to believe that the Company or any Subsidiary of the Company was not in compliance with the provisions set forth in Section 4.09 of this Indenture.

                          (c)     The Company shall, so long as any of the
Securities are outstanding, deliver to the Trustee, immediately upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its Trust Officers receives notice of the Default giving rise thereto from the Company or any of the Holders.

                 SECTION 4.06.  SEC Reports.

                          (a)     The Company shall file with the Trustee,
simultaneously with any filing of the same with the SEC, copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), if any, which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee, at the time it would have been required to file such information with the SEC were it required to do so, financial statements, including any notes thereto (and, in the case of a fiscal year end, an auditors' report by an independent certified public accounting firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which it would have been required to include in such quarterly or annual reports, information, documents or other reports if it had been subject to the requirements of Section 13 or 15(d) of the Exchange Act (the "MD&A").

                          (b)     The Company shall cause its annual reports to
stockholders containing audited consolidated financial statements and any quarterly or other financial reports furnished by it to stockholders pursuant to the Exchange Act, if any, to be mailed to the Holders (no later than the date such materials are mailed or made available to its stockholders) at their addresses appearing in the registrar of Securities maintained by the Registrar. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause its financial statements referred to in Section 4.06(a) above, including any notes thereto (and, in the case of a fiscal year end, an auditors' report by an independent certified public accounting firm of established national reputation), together with the MD&A, to be so mailed to the Holders within 125 days after the end of each of its fiscal years and within 50 days after the end of each of the first three fiscal quarters of each fiscal year. If the Trustee (at the Company's request and expense) is to mail the foregoing information to the Holders, the Company shall supply such information to the Trustee at least three Business Days prior thereto.

                 Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                 SECTION 4.07.  Waiver of Stay, Extension or Usury Laws.

                 The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Securities, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                 SECTION 4.08.  Limitation on Transactions with Affiliates.

                 The Company will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or asset from, or enter into any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is made on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated person and (b) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million in any fiscal year, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (a) above and such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors; provided, however, that (i) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company, such Subsidiary or W&D; (ii) transactions between or among the Company, its Subsidiaries and/or W&D, and
(iii) Affiliate Transactions entered into prior to the Issue Date, shall be deemed not to be Affiliate Transactions.

                 SECTION 4.09. Limitation on Incurrences of Long-Term Indebtedness.

                 Except as set forth below in this Section 4.09, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, issue, incur, assume, guarantee, become directly or indirectly liable with respect to, extend the maturity of, or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur," or, as appropriate, an "incurrence"), any Long-Term Indebtedness (including Acquired Debt) from and after the Issue Date.

                          (a)     The Company may incur Long-Term Indebtedness
if, on the date of the incurrence of such Long-Term Indebtedness, the Company's Consolidated Net Worth Ratio (after giving effect to such incurrence of such Long-Term Indebtedness) would be less than or equal to 2.00.

                          (b)     The Company's Subsidiaries may incur
Long-Term Indebtedness if, on the date of the incurrence of such Long- Term Indebtedness, (i) the Company's Consolidated Net Worth Ratio (after giving effect to such Subsidiary's incurrence of such Long-Term Indebtedness) would be less than or equal to 2.00 and (ii) the aggregate principal amount of all Long-Term Indebtedness of the Company's Subsidiaries (after giving effect to such Subsidiary's incurrence of such Long-Term Indebtedness) would be less than or equal to the aggregate Consolidated Net Worth of each of the Company's Subsidiaries (but not including the Company).

                          (c)     The Company may incur Long-Term Indebtedness
evidenced by the Securities and other obligations under this Indenture up to the amounts specified herein and therein as of the date hereof.

                          (d)     Any Subsidiary of the Company may incur
Long-Term Indebtedness to the Company, or to a Subsidiary of the Company, and the Company may incur Long-Term Indebtedness to any Subsidiary of the Company.

                          (e)     The Company and its Subsidiaries may incur
Long-Term Indebtedness so long as such indebtedness is incurred in the ordinary course of business, consistent with past practices, under (A) Hedging Obligations, (B) foreign currency hedge obligations, (C) performance bonds, or letters of credit or reimbursement obligations in respect thereof or (D) letter of credit obligations related to insurance (including self-insurance) with respect to claims by employees for work-related injuries.

                          (f)     The Company and its Subsidiaries may incur
Long-Term Indebtedness that is Existing Indebtedness;

                          (g)     For the purposes of refinancing Long-Term
Indebtedness incurred pursuant to paragraphs (a), (b), (c) and (f) ,the Company or any Subsidiary of the Company may incur Refinancing Indebtedness.

                 SECTION 4.10.  Limitation on Liens.

                 The Company shall not, and shall not permit any of its Material Subsidiaries to, issue, incur, assume or guarantee any Indebtedness for borrowed money secured by a Lien (other than Permitted Liens), directly or indirectly, upon any shares of the Voting Stock of a Material Subsidiary which shares are owned by the Company or its Material Subsidiaries without effectively providing that the Notes (and if the Company so elects, any other indebtedness of the Company ranking on a parity with the Notes) shall be secured equally and ratably with, or prior to, any such secured Indebtedness so long as such Indebtedness remains outstanding.

                 SECTION 4.11.  Delivery of Certain Information.

                 At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Security, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder, to a prospective purchaser who is a "qualified institutional buyer," within the meaning of Rule 144A under the Securities Act, of such Security designated by such Holder in order to permit compliance by such Holder with Rule 144A in connection with the resale of such Security by such Holder; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is three years from the later of (i) the date such Security (or any predecessor Security) was acquired from the Company or (ii) the date such Security (or any predecessor Security) was last acquired from an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144(d)(4) under the Securities Act as in effect on the date hereof.


                                   ARTICLE V.

                             SUCCESSOR CORPORATION

                 SECTION 5.01.  When Company May Merge, Etc.

                          The Company may not, in a single transaction or
through a series of related transactions, consolidate with or merge with or into any other person, or, directly or indirectly, sell, lease, assign, transfer or convey its properties and assets as an entirety or substantially as an entirety (computed on a consolidated basis) to another person or group of affiliated persons, unless:

                          (1) the Company shall be the continuing person, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are transferred as an entirety or substantially as an entirety (the Company or such other person being hereinafter referred to as the "Surviving Person"), shall be a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, all the obligations of the Company under the

         Securities and this Indenture and the Indenture, so supplemented, shall remain in full force and effect;

                          (2) immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1), above, no Default or Event of Default shall have occurred and be continuing; and

                          (3) if a supplemental indenture is required in connection with such transaction, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, assignment, or transfer and such supplemental indenture comply with this Article Five and that all conditions precedent herein provided relating to such transaction have been satisfied.

                 SECTION 5.02.  Successor Corporation Substituted.

                 Upon any consolidation or merger, or any transfer of assets in accordance with Section 5.01, the Surviving Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Person had been named as the Company herein. When a Surviving Person duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the predecessor shall be relieved of the performance and observance of all obligations and covenants of this Indenture and the Securities, including but not limited to the obligation to make payment of the principal of and interest, if any, on all the Securities then outstanding, and the Company may thereupon or any time thereafter be liquidated and dissolved.


                                  ARTICLE VI.

                         EVENTS OF DEFAULT AND REMEDIES

                 SECTION 6.01.  Events of Default.

                 "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                          (i) failure by the Company to pay installments of interest on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

                          (ii) the failure by the Company to pay all or any part of the principal of or premium, if any, on the Notes when the same becomes due and payable, whether at maturity, by call for redemption, acceleration, repurchase obligation or otherwise;

                          (iii) the failure by the Company for 60 days after notice to the Company by the Trustee or the holders of at least 25% percent in aggregate principal amount of the Notes then outstanding to comply with any other agreement or covenant in this Indenture;

                          (iv) any default under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries whether such Indebtedness now exists or is created after the date of this Indenture if (a) such default either (i) results from the failure to pay any principal of any Indebtedness at maturity (after expiration of any applicable grace period) or (ii) relates to an obligation other than the obligation to pay any principal of such Indebtedness at maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at maturity or which has been so accelerated, aggregates $15,000,000 or more at any one time;

                          (v) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Material Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company of any of its Material Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company or any of its Material Subsidiaries, or of the property of any such person, or for the winding up or liquidation of the affairs of any such person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

                          (vi)    the Company or any of its Material
         Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fails generally to pay their debts as they become due, or takes any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

                     (vii) the failure of the Company to maintain a minimum Consolidated Net Worth greater than or equal to $87,000,000, and the continuance of any such failure for a period of 180 consecutive days; or

                    (viii) the failure of Jefferies & Company, Inc. to maintain Net Capital greater than or equal to the Minimum Net Capital Amount, and the continuance of any such failure for a period of 30 consecutive days.

                 Notwithstanding the 30-day period and notice requirement contained in Section 6.01(iii) above, with respect to a default under Article Eleven (i) the 30-day period referred to in Section 6.01(iii) shall be deemed to have begun as of the date the Change of Control Notice is required to be sent in the event that the Company has not complied with the provisions of
Section 11.01, and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the Notice of Default referred to in Section 6.01(iii) to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Change of Control Purchase Price on the Change of Control Payment Date, such default shall be deemed, for purposes of this Section 6.01, to arise no later than on the Change of Control Payment Date.

                 SECTION 6.02. Acceleration of Maturity Date; Rescission and Annulment.

                 If an Event of Default (other than an Event of Default specified in Section 6.01(v) or (vi)) occurs and is continuing, then, and in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Securities, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Securities (and premium, if applicable) determined as set forth below, together with accrued interest thereon, to be due and payable immediately. If an Event of Default specified in Section 6.01(v) or (vi) occurs, all principal of, premium applicable to, and accrued interest on, the Securities shall be immediately due and payable on all outstanding Securities without any declaration or other act on the part of the Trustee or the Holders.

                 At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article Six, the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may waive, on behalf of all Holders, an Event of Default or an event which with notice or lapse of time or both would become an Event of Default if:

                          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                                  (A)      all overdue interest on all
     Securities,

                                  (B)      the principal of (and premium, if
     any, applicable to) any Securities which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                                  (C)      to the extent that payment of such
     interest is lawful, interest upon overdue interest at the rate borne by the Securities,

                                  (D)      all sums paid or advanced by the
     Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

                          (2) all Events of Default, other than the non-payment of amounts which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 11.01.

Notwithstanding the previous sentence of this Section 6.02, no waiver shall be effective for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security, unless all such affected Holders agree, in writing, to waive such Event of Default or event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

         SECTION 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if an Event of Default in payment of principal, premium, or interest specified in clauses (1) or (2) of Section 6.01 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 6.04.  Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

                                        (i)  to file and prove a claim for the
                 whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

                                        (ii)  to collect and receive any moneys
                 or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

                 Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                 SECTION 6.05. Trustee May Enforce Claims Without Possession of Securities.

                 All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

                 SECTION 6.06.  Priorities.

                 Any money collected by the Trustee pursuant to this Article Six shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST: To the Trustee in payment of all amounts due pursuant to Section 7.07;

                 SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

                 THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

                 SECTION 6.07.  Limitation on Suits.

                 No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                                        (A)     such Holder has previously
         given written notice to the Trustee of a continuing Event of Default;

                                        (B)     the Holders of not less than
         25% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                                        (C)     such Holder or Holders have
         offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                                        (D)     the Trustee for 60 days after
         its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                                        (E)     no direction inconsistent with
         such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

                 SECTION 6.08. Unconditional Right of Holders to Receive Principal, Premium and Interest.

                 Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on, such Security on the Maturity Dates of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of the Change of Control Purchase Price, on the applicable Change of Control Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                 SECTION 6.09.  Rights and Remedies Cumulative.

                 Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                 SECTION 6.10.  Delay or Omission Not Waiver.

                 No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                 SECTION 6.11.  Control by Holders.

                 The Holder or Holders not less than of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee; provided, that

                                  (A)      such direction shall not be in
                 conflict with any rule of law or with this Indenture,

                                  (B) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

                                  (C)      the Trustee may take any other
                 action deemed proper by the Trustee which is not inconsistent with such direction.

                 SECTION 6.12.  Waiver of Past Default.

                 Subject to Sections 6.08, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, by written notice to the Trustee on behalf of all Holders, prior to the declaration of the acceleration of the maturity of the Securities, waive any past default hereunder and its consequences, except a default

                                  (A)      in the payment of the principal of,
                 premium, if any, or interest on, any Security as specified in clauses (i) and (ii) of Section 6.01, or

                                  (B)      in respect of a covenant or
                 provision hereof which, under Article Nine, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

                 Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

                 SECTION 6.13.  Undertaking for Costs.

                 All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the Maturity Date of such Security.

                 SECTION 6.14.  Restoration of Rights and Remedies.

                 If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                  ARTICLE VII.

                                    TRUSTEE

                 The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

                 SECTION 7.01.  Duties of Trustee.

                                  (a)      If a Default or an Event of Default
has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                                  (b)      Except during the continuance of a
Default or an Event of Default:

                                        (1)     The Trustee need perform only
         those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

                                        (2)     In the absence of bad faith on
         its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                                  (c)      The Trustee may not be relieved from
liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                                        (1)     This paragraph does not limit
         the effect of paragraph (b) of this Section 7.01.

                                        (2)     The Trustee shall not be liable
         for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                                        (3)     The Trustee shall not be liable
         with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

                                  (d)      No provision of this Indenture shall
require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate Indemnity against such risk or liability is not reasonably assured to it.

                                  (e)      Every provision of this Indenture
that in any way relates to the Trustee is subject to paragraphs (a), (b), (c),
(d) and (f) of this Section 7.01.

                                  (f)      The Trustee shall not be liable for
interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                 SECTION 7.02.  Rights of Trustee.

                 Subject to Section 7.01:

                                  (a)      The Trustee may rely on any document
believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                                  (b)      Before the Trustee acts or refrains
from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.04 and
12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                                  (c)      The Trustee may act through its
attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                                  (d)      The Trustee shall not be liable for
any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                                  (e)      The Trustee shall not be bound to
make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                                  (f)      The Trustee shall be under no
obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                 SECTION 7.03.  Individual Rights of Trustee.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                 SECTION 7.04.  Trustee's Disclaimer.

                 The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

                 SECTION 7.05.  Notice of Default.

                 If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest on, any Security (including the payment of the Change of Control Purchase Price on the Change of Control Purchase Date or the payment of the Redemption Price on the Redemption Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

                 SECTION 7.06.    Reports by Trustee to Holders.

                 Within 60 days after each November 1 beginning with the November 1 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such November 1 that complies with TIA Section 313(a) if such report is required by such TIA Section 313(a).
The Trustee also shall comply with TIA Sections 313(b) and 313(c).

                 The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

                 A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                 SECTION 7.07.  Compensation and Indemnity.

                 The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

                 The Company shall indemnify each of the Trustee (in its capacity as Trustee) and any predecessor Trustee and each of their respective officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss, charges (including taxes (other than taxes based upon the income of the Trustee)) or liability incurred by them without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust and their rights or duties hereunder including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                 To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(v) or (vi) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                 The Company's obligations under this Section 7.07 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article Eight of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

                 SECTION 7.08.  Replacement of Trustee.

                 The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

                                        (1)     the Trustee fails to comply
         with Section 7.10;

                                        (2)     the Trustee is adjudged
         bankrupt or insolvent;

                                        (3)     a receiver, Custodian, or other
         public officer takes charge of the Trustee or its property; or

                                        (4)     the Trustee becomes incapable
         of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the Trustee provided for in Section 7.07 have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                 SECTION 7.09.  Successor Trustee by Merger, Etc.

                 If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

                 SECTION 7.10.  Eligibility; Disqualification.

                 The Trustee shall at all times satisfy the requirements of TIA
Section 310(a)(1) and TIA Section 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section  310(b).

                 SECTION 7.11.  Preferential Collection of Claims against
Company.

                 The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                 ARTICLE VIII.

                           SATISFACTION AND DISCHARGE

                 SECTION 8.01. Satisfaction, Discharge of the Indenture and Defeasance of the Securities.

                 The Company shall be deemed to have paid and discharged the entire Indebtedness on the Securities and the provisions of this Indenture shall cease to be of further effect (subject to Section 8.03), if:

                                        (1)     The Company irrevocably
         deposits in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, (i) U.S. Legal Tender in an amount, (ii) U.S. Government Obligations in an amount, or (iii) a combination thereof in an amount, which in the case of U.S. Government Obligations after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, which through the payment of principal and interest will provide, not later than one day before the due date of payment in respect of the Securities, U.S. Legal Tender in an amount which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, is sufficient to pay the principal of, premium, if any, and each installment of principal and interest to Stated Maturity on the Securities then outstanding on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Securities;

                                        (2)     the Company has paid or caused
         to be paid all other sums payable with respect to the outstanding Securities;

                                        (3)     Such deposits shall not cause
         the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

                                        (4)     No Default or Event of Default
         shall have occurred or be continuing on the date of such deposit, and such deposit will not result in a Default or Event of Default under this Indenture or a breach or violation of, or constitute a default under, any other material instrument to which the Company or any Subsidiary of the Company is a party or by which it or its property is bound;

                                        (5)     The Trustee has received an
         opinion of tax counsel to the effect that the deposit, defeasance and discharge will not cause the Holders of the Notes to recognize income, gain or loss for federal income tax purposes and that the Holders will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                                        (6)     The deposit shall not result in
         the Company, the Trustee or the trust becoming an "investment company" under the Investment Company Act of 1940;

                                        (7)     Ninety days (or any greater
         period of time in which any such deposit of trust funds may remain subject to Bankruptcy Laws insofar as those laws apply to the Company) have elapsed following the deposit of the trust funds and such funds are not subject to any Bankruptcy Laws affecting creditors' rights generally;

                                        (8)     Holders of the Securities have
         a valid, perfected and unavoidable first-priority security interest in the trust funds; and

                                        (9)     The Company has delivered to
         the Trustee an Officers' Certificate and an Opinion of Counsel, each in form and substance satisfactory to the Trustee, stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with.

                 In the event all or any portion of the Securities are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

                 In the event that the Company takes the necessary action to comply with the provisions described in this Section 8.01 and the Securities are declared due and payable because of the occurrence of an Event of Default, the Company will remain liable for all amounts due on the Securities at the time of acceleration resulting from such Event of Default in excess of the amount of money and U.S. Obligations deposited with the Trustee pursuant to this Section 8.01 at the time with such acceleration.

                 SECTION 8.02. Termination of Obligations Upon Cancellation of the Securities.

                 In addition to the Company's rights under Section 8.01, the Company may terminate all of its obligations under this Indenture (subject to Section 8.03) when:

                                        (1)     all Securities theretofore
                 authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation;

                                        (2)     the Company has paid or caused
                 to be paid all sums payable hereunder by the Company; and

                                        (3)     the Company has delivered to
                 the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute in Default under, this Indenture or any other instrument to which the Company or any of its Subsidiaries is a party or by which it or their property is bound.

                 SECTION 8.03.  Survival of Certain Obligations.

                 Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.11, 2.12, Article Three, 4.01, 4.02, 4.04,
6.07, 6.08, 7.07, 7.08, 8.05, 8.06, 8.07, 12.01, 12.02, 12.04, 12.05, 12.07,
12.08, 12.11 and this Section 8.03 shall survive until the Securities are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 6.08, 7.07, 7.08, 8.05, 8.06, 8.07, 12.04, 12.05, 12.11
and this Section 8.03 shall survive. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

                 SECTION 8.04.  Acknowledgment of Discharge by Trustee.

                 After (i) the conditions of Section 8.01 or 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i), above, relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.03.

                 SECTION 8.05.  Application of Trust Assets.

                 The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or U.S. Government Obligations, together with earnings thereon, through the Paying Agent (other than the Company or any Affiliate of the Company), in accordance with this Indenture and the terms of the Securities, to the payment of principal of and interest on the Securities.

                 The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

                 SECTION 8.06.  Repayment to the Company.

                 Upon termination of the trust established pursuant to Section 8.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them.

                 The Trustee and the Paying Agent shall pay to the Company upon request, and, if applicable, in accordance with the irrevocable trust established pursuant to Section 8.01, any U.S. Legal Tender or U.S. Government Obligations held by them for the payment of principal of or interest on the Securities that remain unclaimed for two years after the date on which such payment shall have become due; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in a newspaper customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law designates another person.

                 SECTION 8.07.  Reinstatement.

                 If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or
8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Company has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE IX.

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

                 SECTION 9.01.  Supplemental Indentures Without Consent of
Holders.

                 Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                                        (1)     to cure any ambiguity, defect,
         or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

                                        (2)     to add to the covenants and
         Events of Default of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder;

                                        (3)     to provide for collateral for
         the Securities;

                                        (4)     to evidence the succession of
         another person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article Five;

                                        (5)     to comply with the TIA; or

                                        (6)     establishing the form or terms
         of Notes or to provide for uncertificated Securities in addition to or in place of certificated Securities and to provide for the issuance and authorization of Series B Notes in exchange for Original Notes in compliance with this Indenture and the Registration Rights Agreement.

                 SECTION 9.02. Amendments, Supplemental Indentures and Waivers with Consent of Holders.

                 Subject to Section 6.08, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 6.08, the Holder or Holders of a majority, in principal amount of then outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

                                        (1)     reduce the percentage of
         principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

                                        (2)     reduce the rate or extend the
         time for payment of interest on any Security;

                                        (3)     reduce the principal amount of
         any Security or the Redemption Price;

                                        (4)     change the Stated Maturity of
         any Security or extend any Maturity Date of any Security;

                                        (5)     alter the redemption provisions
         of Article Three (or Paragraph 5 of the Securities) in a manner adverse to any Holder;

                                        (6)     make any changes in the
         provisions concerning waivers of Defaults or Events of Default by Holders of the Securities or the rights of Holders to recover the principal or premium of, interest on, or redemption payment with respect to, any Security;

                                        (7)     make any changes in Section
         6.08, 6.12 or this third sentence of this Section 9.02;

                                        (8)     make the principal of, or the
         interest on, any Security payable with anything or in any manner other than as provided for in this Indenture and the Securities on the Issue Date; or

                                        (9)     make the Securities
         subordinated in right of payment to any extent or under any circumstances to any other indebtedness.

                 It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                 In connection with any amendment, supplement or waiver under this Article Nine, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

                 SECTION 9.03.  Compliance with TIA.

                 Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

                 SECTION 9.04.  Revocation and Effect of Consents.

                 Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the person designated by the Company as the person to whom consents should be sent if such revocation is received by the Company or such person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date, and only those persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                 After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in any of clauses (1) through (9) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest or a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

                 SECTION 9.05.  Notation on or Exchange of Securities.

                 If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

                 SECTION 9.06.  Trustee to Sign Amendments, Etc.

                 The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.


                                   ARTICLE X.

                          MEETINGS OF SECURITYHOLDERS

                 SECTION 10.01.  Purposes for Which Meetings May Be Called.

                 A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

                                  (a)      to give any notice to the Company or
to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article Six;

                                  (b)      to remove the Trustee or appoint a
successor Trustee pursuant to the provisions of Article Seven;

                                  (c)      to consent to an amendment,
supplement or waiver pursuant to the provisions of Section 9.02; or

                                  (d)      to take any other action (i)
authorized to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

                 SECTION 10.02.  Manner of Calling Meetings.

                 The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 10.01, to be held at such time and at such place in The City of New York, State of New York or elsewhere as the Trustee shall determine. Notice of every meeting of Securityholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar, not less than 10 nor more than 60 days prior to the date fixed for a meeting. The Company shall pay the costs and expenses of preparing and mailing such notice.

                 Any meeting of Securityholders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

                 SECTION 10.03.  Call of Meetings by Company or Holders.

                 In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Securityholders to take any action specified in Section 10.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Securities in the amount above specified may determine the time and place in The City of New York, State of New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.02, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in The City of New York, State of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

                 SECTION 10.04.  Who May Attend and Vote at Meetings.

                 To be entitled to vote at any meeting of Securityholders, a person shall (a) be a registered Holder of one or more Securities, or (b) be a person appointed by an instrument in writing as proxy for the registered Holder or Holders of Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

                 SECTION 10.05. Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment.

                 Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or an meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspect of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, which case those and only those persons who are Holders of Securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time the meeting.

                 The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 10.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

                 At any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at meeting in respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 10.02 or Section 10.03 may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

                 SECTION 10.06.  Voting at the Meeting and Record to Be Kept.

                 The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.02 or published as provided in
Section 10.03. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

                 Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                 SECTION 10.07.  Exercise of Rights of Trustee or
Securityholders May Not Be Hindered or Delayed by Call of Meeting.

                 Nothing contained in this Article Ten shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities.


                                  ARTICLE XI.

                          RIGHT TO REQUIRE REPURCHASE

                 SECTION 11.01. Repurchase of Securities at Option of the Holder Upon Change of Control.

                                  (a)      In the event that a Change of
Control occurs, each Holder of Securities shall have the right, at such Holder's option, subject to the terms and conditions of the Indenture, to require the Company to repurchase all or any part of such Holder's Securities (provided that the principal amount of such Securities at maturity must be $1,000 or an integral multiple thereof) on the date that is no later than 40 Business Days after the occurrence of such Change of Control (the "Change of Control Payment Date"), at a cash purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to and including the Change of Control Payment Date.

                                  (b)      Within 10 Business Days after the
Company knows, or reasonably should know, of the occurrence of a Change of Control, the Company shall make an irrevocable, unconditional offer (a "Change of Control Offer") to the Holders to purchase for U.S. Legal Tender all of the Securities pursuant to the offer described in clause (c) of this Section 11.01 at the Change of Control Purchase Price. Within five Business Days after each date upon which the Company knows, or reasonably should know, of the occurrence of a Change of Control requiring the Company to make a Change of Control Offer pursuant to this Section 11.01, the Company shall give notice (the "Change of Control Notice") to the Trustee.

                                  (c)      Notice of a Change of Control Offer
shall be sent, at least 20 Business Days prior to Change of Control Put Date (as defined below), by first class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders shall contain all instructions and materials required by applicable law and shall contain or make available to Holders other information material to such Holders' decision to tender Securities pursuant to the Change of Control Offer. The notice, which shall govern the terms of the Offer, shall state:

                                        (1)     that the Change of Control
         Offer is being made pursuant to this Section 11.01 and that all Securities, or portions thereof, tendered will be accepted for payment;

                                        (2)     the Change of Control Purchase
         Price (including the amount of accrued and unpaid interest), the Change of Control Payment Date and the Change of Control Put Date (as defined below);

                                        (3)     that any Security, or portion
         thereof, not tendered or accepted for payment will continue to accrue interest;

                                        (4)     that, unless the Company
         defaults in depositing U.S. Legal Tender with the Paying Agent in accordance with the last paragraph of this clause (c) or payment to Holders thereof is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                                        (5)     that Holders electing to have a
         Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 11.01, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date (the "Change of Control Put Date");

                                        (6)     that Holders will be entitled
         to withdraw their election, in whole or in part, if the Paying Agent receives, prior to the close of business on the Final Change of Control Put Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                                        (7)     a brief description of the
         events resulting in such Change of Control.

                 Any such Change of Control Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

                 On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer prior to the close of business on the Change of Control Put Date, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Purchase Price (including accrued and unpaid interest) of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price (including accrued and unpaid interest), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.


                                  ARTICLE XII.

                                 MISCELLANEOUS

                 SECTION 12.01.  TIA Controls.

                 If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

                 SECTION 12.02.  Notices.

                 Any notices or other communications to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                 if to the Company:

                          Jefferies Group, Inc.
                          1100 Santa Monica Boulevard
                          12th Floor
                          Los Angeles, California 90025
                          Telecopy No.: (310) 575-5190
                          Attention:  General Counsel

                 with a copy to:

                          Morgan, Lewis & Bockius
                          801 S. Grand Avenue
                          Los Angeles, California 90017
                          Telecopy No.: (213) 612-2554
                          Attention: Michael Klowden, Esq.
                          if to the Trustee:

                          The Bank of New York
                          101 Barclay Street
                          21st Floor
                          New York, New York 10286
                          Telecopy No.: (212) 815-5915
                          Attention:  Corporate Trust Trustee Administration

                 The Company or the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                 Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                 Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                 SECTION 12.03.  Communications by Holders with Other Holders.

                 Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

                 SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

                 Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under TIA:

                                        (1)     Each such Officers' Certificate
         (in form and substance reasonably satisfactory to the Trustee) shall state that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                                        (2)     Each such Opinion of Counsel
         (in form and substance reasonably satisfactory to the Trustee) shall state that, in the opinion of such counsel, all such conditions precedent have been complied with.

                 SECTION 12.05.  Statements Required in Certificate or Opinion.

                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                                        (1)     a statement that the person
                 making such certificate or opinion has read such covenant or condition;

                                        (2)     a brief statement as to the
                 nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                                        (3)     a statement that, in the
                 opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                                        (4)     a statement as to whether or
                 not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                 SECTION 12.06.  Rules by Trustee, Paying Agent, Registrar.

                 The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

                 SECTION 12.07.  Legal Holidays.

                 A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York, Borough of Manhattan are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                 SECTION 12.08.  Governing Law.

                 THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

                 SECTION 12.09.  No Adverse Interpretation of Other Agreements.

                 This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                 SECTION 12.10.  No Recourse against Others.

                 A director, officer, employee, stockholder or incorporator, as such, present or future, of the Company or any successor to the Company shall not have any liability for any obligations of the Company under the Securities, this Indenture or the Registration Rights Agreement or for any claim based on, in respect of or by reason of such obligations or their creations. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

                 SECTION 12.11.  Successors.

                 All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

                 SECTION 12.12.  Duplicate Originals.

                 All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

                 SECTION 12.13.  Severability.

                 In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                 SECTION 12.14.  Table of Contents, Headings, Etc.

                 The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.





                           Signature Pages To Follow

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                          JEFFERIES GROUP, INC.


                                          By:  /s/ Alan D. Browning
                                              -------------------------------
                                               Name:   Alan D. Browning
                                               Title:  Executive Vice President



                                          THE BANK OF NEW YORK,
                                          as Trustees



                                          By:  /s/ Robert F. McIntyre
                                              -------------------------------
                                               Name:   Robert F. McIntyre
                                               Title:  Assistant Vice President





                                 Signature Page

                                    EXHIBITS

Exhibit A - Form of Note

Exhibit B - Certificate to be Delivered Upon Exchange or Registration of
            Transfer of Notes

Exhibit C - Transferee Letter of Representations

Exhibit D - Transferor Letter Pursuant to Regulation S Transfers

                                                                       Exhibit A


                                 [FACE OF NOTE]

                                                                  CUSIP No. ____


                             JEFFERIES GROUP, INC.

                     8 7/8% [Series B] SENIOR NOTE DUE 2004


No. R[A][B]-                                                                 $

                 Jefferies Group, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________ , or registered assigns, the principal sum of _________________ Dollars, on May 1, 2004.

                 Interest Payment Dates:  May 1 and November 1

                 Record Dates:  April 15 and October 15

                 Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

                 IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.


                                          JEFFERIES GROUP, INC.

                                          By: ________________________________


Attest:

______________________________
Secretary

                                 (Back of Note)

                     8 7/8% [Series B] Senior Note due 2004


                 Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.1/

                 "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
         (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
         (A)(1), (A)(2), (A)(3) OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW

____________
1/ This paragraph should be included only if the Note is issued in global form.

         TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE."

                 Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                 This is one of the Securities described in the within-mentioned Indenture.


                                          THE BANK OF NEW YORK,
                                          as Trustee



                                          By _________________________________
                                             Authorized Signatory

Dated:

                             JEFFERIES GROUP, INC.


                               8 7/8% Senior Note
                                    due 2004


1.       Interest.

                 Jefferies Group, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at a rate of 8 7/8% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 8 7/8% per annum compounded semi-annually.

                 The Company will pay interest semi-annually on May 1 and November 1 of each year (each, an "Interest Payment Date"), commencing November 1, 1994. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 28, 1994. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.       Method of Payment.

                 The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or the Company may mail any such interest payment to a Holder at the Holder's registered address.

3.       Paying Agent and Registrar.

                 Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.       Indenture.

                 The Company issued the Securities under an Indenture, dated as of April 28, 1994 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are unsecured senior obligations of the Company limited in aggregate principal amount to $50,000,000.

5.       Redemption.

                 The Securities may be redeemed in whole or from time to time in part at any time on and after May 1, 1999, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, together with any accrued but unpaid interest to the Redemption Date. The Securities may not be so redeemed before May 1, 1999.

                          Year                            Redemption Price
                          ----                            ----------------
                    On or after May 1
                          1999 . . . . . . . . . . . . .      103.000%
                          2000 . . . . . . . . . . . . .      102.400
                          2001 . . . . . . . . . . . . .      101.800
                          2002 . . . . . . . . . . . . .      101.200
                          2003 and thereafter. . . . . .      100.600

                 Any such redemption will comply with Article Three of the Indenture.

6.       Notice of Redemption.

                 Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part.

                 Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price including any accrued and unpaid interest to the Redemption Date.

7.       Denominations; Transfer; Exchange.

                 The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required: (a) to register the transfer of or to exchange Notes for a period of 15 Business Days before mailing of a notice of a Change of Control Offer or redemptions pursuant to Article Three of the Indenture; (b) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (c) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

                 Pursuant to the Registration Rights Agreement among the Company and the Holders of the Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a Series B Note issued under the Indenture in accordance with the terms of the Registration Rights Agreement which have been registered under the Securities Act, in like principal amount and having identical terms as the Notes. The Holders of the Notes shall be entitled to receive certain additional payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. Within five days after the occurrence of an event so resulting in such additional payments, the Company shall provide the Trustee with an Officers' Certificate describing such event and providing the Trustee with all necessary details relating to the payments, including, without limitation, the method of calculating the payments.

8.       Persons Deemed Owners.

                 The registered Holder of a Security may be treated as the owner of it for all purposes.

9.       Unclaimed Money.

                 If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee as such Paying Agent(s) with respect to such money shall cease.

10.      Discharge Prior to Redemption or Maturity.

                 If the Company at any time deposits into an irrevocable trust with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of and interest on the securities).

11.      Amendment; Supplement; Waiver.

                 Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Holder of a Security.

12.      Restrictive Covenants.

                 The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Long-Term Indebtedness, enter into transactions with Affiliates, incur liens, merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations. The Indenture also requires the Company to maintain a minimum net worth and for Jefferies & Company, Inc. to maintain a certain minimum net capital amount.

13.      Change of Control.

                 In the event there shall occur any Change of Control, each Holder of Securities shall have the right, at such Holder's option but subject to the limitations, and conditions set forth in the Indenture, to require the Company to purchase on the Change of Control Payment Date in the manner specified in the Indenture, all or any part (in integral multiples of $1,000) of such Holder's Securities at a Change of Control Purchase Price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Change of Control Payment Date. (Article Eleven).

14.      Successors.

                 When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

15.      Defaults and Remedies.

                 If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

17.      Trustee Dealings with Company.

                 The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for its Affiliates, and may otherwise deal or its Affiliates as if it were not the Trustee.

16.      No Recourse Against Others.

                 No stockholder, director, officer, employee or incorporator, as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

17.      Authentication.

                 This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

18.      Abbreviations and Defined Terms.

                 Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.      CUSIP Numbers.

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

20.      Governing Law.

                 THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

                              [FORM OF ASSIGNMENT]


                 I or we assign this security to

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
             (Print or type name, address and zip code of assignee)

                 Please insert Social Security or other identifying number of assignee

_______________________

and irrevocably appoint _______________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated: _______________  Signed: __________________________________

______________________________________________________________________________
                       (Sign exactly as name appears on
                       the other side of this security)

                       OPTION OF HOLDER TO ELECT PURCHASE


                 If you want to elect to have this Security purchased by the Company pursuant to Article Eleven of the Indenture, check the box: [ ] Article Eleven

                 If you want to elect to have only part of this Security purchased by the Company pursuant to Article Eleven of the Indenture, state the amount you want to be purchased: $__________


Date: __________________           Signature: ________________________________
                                              (Sign exactly as your name
                                              appears on the other side of
                                              this Security)

Signature Guarantee: _________________________________________________________

                 SCHEDULE OF EXCHANGES OF CERTIFICATED NOTES 2/


                 The following exchanges of a part of this Global Note for Certificated Notes have been made:


                                                Principal
              Amount           Amount           Amount of        Signature of
              of decrease      of increase      this Global      authorized
              in Principal     in Principal     Note following   officer of
Date          Amount of this   Amount of this   such decrease    Trustee or
of Exchange   Global Note      Global Note      (or increase)    Note Custodian
- -----------   --------------   --------------   --------------   --------------

_______________________
2/   This should be included only if the Note is issued in global form.

______________________________________________________________________________

                                   EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

Re:  [Series B] 8 7/8% Senior Secured Notes due 2004 of Jefferies Group, Inc.

         This Certificate relates to $________ principal amount of Notes held in (*)_______ book-entry or (*)________ certificated form by _______________
(the "Transferor").

The Transferor(*):

         [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the depository a Note or Notes in certificated, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

         [ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

         In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and, as provided in Section 2.06 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:(*)

         [ ] Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A), Section 2.06(d)(i)(A) of the Indenture).

         [ ] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.06(a)(ii)(B), Section 2.06(b)(i) or Section 2.06(d)(i)(B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture.)

         [ ] Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).

_________________________________
(*)      Check Applicable Box

         [ ] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(C) or Section 2.06(d)(i)(C) of the Indenture).



                                          ____________________________________
                                          [INSERT NAME OF TRANSFEROR]



                                          By: ________________________________




Date: ________________________________

                                   EXHIBIT C

                      TRANSFEREE LETTER OF REPRESENTATIONS

THE BANK OF NEW YORK
101 Barclay Street
21st Floor
New York, New York 10286

Dear Sirs:

In connection with our proposed purchase of $_______ aggregate principal amount of the ___% Senior Notes due 2004 (the "Notes") of JEFFERIES GROUP, INC., a Delaware corporation (the "Company"):

                 (1) We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Notes to offer, sell or otherwise transfer such Notes prior to the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes, or any predecessor thereto (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A,
(d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph
(a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the Notes for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer for sale in connection with, any distribution thereof in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The ongoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or
(7) of Rule 501 under the Securities Act and that it is acquiring such Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clauses (d), (e) and (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                 (2) We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                 (3) We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

                 (4) You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,



By: ___________________________________
             (Name of Purchaser)


Date: _________________________________

Upon transfer, the Notes should be registered in the name of new beneficial owner as follows:


Name: _________________________________
Address: ______________________________
Taxpayer ID Number: ___________________





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

                                                                       Exhibit D

                      Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S



                                                        _________________, _____


The Bank of New York
101 Barclay Street
21st Floor
New York, New York  10286

                 Re:  Jefferies Group, Inc. (the "Issuer") 8 7/8%
                      Notes due 2004 (the "Securities")

Dear Sirs:

                 In connection with our proposed sale of $__________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                 (1) the offer of the Securities was not made to a person in the United States;

                 (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                 (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                 (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                 (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

                 You and the Issuer are entitled to rely upon this letter and are irrevocable authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,

                                          [Name of Transferor]



                                          By: ________________________________
                                                     Authorized Signature





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